MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

INSTRUMENT ESTABLISHING AND DESIGNATING

ADDITIONAL CLASS OF SHARES

WHEREAS, Morgan Stanley Institutional Liquidity Funds (the “Trust”) was established by the Declaration of Trust dated February 13, 2003, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional classes of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such classes, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees established and designated six initial classes of shares (the “Existing Classes”); and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate one additional class of shares to be known as the “Cash Management Class”, such change to be effective on July 25, 2005.

NOW, THEREFORE, BE IT RESOLVED:

1. Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated one additional class of shares, to be known as the Cash Management Class (the “Additional Class”), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Classes, except to the extent the Amended Multi-Class Plan attached hereto as EXHIBIT A sets forth differences among each of the Existing Classes and the Additional Class.

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[signed in counterparts]

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of April, 2005.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Trustee and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 919 Third Avenue New York, NY	Charles A. Fiumefreddo, as Trustee and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ

/s/ Edwin J. Garn	/s/ Wayne E. Hedien
Edwin J. Garn, as Trustee and not individually c/o Summit Ventures LLC One Utah Center 201 South Main Street Salt Lake City, UT	Wayne E. Hedien, as Trustee and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 919 Third Avenue New York, NY

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee and not individually c/o Morgan Stanley Trust Harborside Financial Center Plaza Two Jersey City, NJ	Dr. Manuel H. Johnson, as Trustee and not individually c/o Johnson Smick International, Inc. 2099 Pennsylvania Avenue, N.W. Suite 950 Washington, D.C.

/s/ Joseph J. Kearns	/s/ Michael E. Nugent
Joseph J. Kearns, as Trustee and not individually c/o Kearns & Associates LLC 23852 Pacific Coast Highway Malibu, CA	Michael E. Nugent, as Trustee and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY

/s/ Fergus Reid
Fergus Reid, as Trustee and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

Sworn to me, on this 28th day of April 2005, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, JAMES F. HIGGINS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT, AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

My Commission expires:
/s/ Rosemarie Costagliola
Notary Public

ROSEMARIE COSTAGLIOLA Notary Public, State of New York No. 01CO6016161 Qualified in New York County Commission Expires Nov. 9, 2006

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

Multiple Class Plan

Pursuant to Rule 18f-3

As amended July ___, 2005

Introduction

This plan (the “Plan”) is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the “1940 Act”), and will be effective as of July     , 2005 (the “Effective Date”). The Plan relates to shares of Morgan Stanley Institutional Liquidity Funds (the “Trust”). Each separate portfolio of the Trust is referred to herein as a Portfolio (collectively, the “Portfolios”). The Portfolios are distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (each, a “Class” and collectively, the “Classes”) of a Portfolio represents a pro rata interest in the same portfolio of investments of the Portfolio and differs only to the extent outlined below.

I.	Distribution Arrangements

One or more Classes of shares of the Portfolios are offered for purchase by investors with the sales load structures described below. The Portfolios have each adopted certain plans as follows: (i) Administration Plans under which shares of the Service, Investor and Administrative Classes are subject to the administration fees described below; (ii) a Service and Shareholder Administration Plan under which shares of the Advisory Class are subject to the fee described below; (iii) a Distribution and Shareholder Service Plan under which shares of the Participant Class are subject to the fee described below; and (iv) a Distribution Plan under which shares of the Cash Management Class are subject to the fee described below.

1.	Service Class

Service Class shares are offered at net asset value per share without the imposition of any sales charge. Service Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.05% of the average daily net assets of Service Class shares for providing the following services: (a) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Service Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Class shares; and (c) forwarding shareholder communications such as proxies and shareholder reports.

2.	Investor Class

Investor Class shares are offered at net asset value per share without the imposition of any sales charge. Investor Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of 0.10% of the average daily net assets of Investor Class shares for providing the following services: (a) acting, or arranging for another party to act, as recordholder and nominee of all Investor Class shares beneficially owned by customers; (b) providing sub-accounting with respect to Investor Class shares of a Portfolio beneficially owned by customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Investor Class shares owned by each customer; (c) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Investor Class shares; (d) receiving and transmitting funds representing the purchase price or redemption proceeds of Investor Class shares; (e) providing periodic statements to each customer showing account balances and transactions during the relevant period; (f) processing dividend payments; and (g) forwarding shareholder communications such as proxies and shareholder reports.

3.	Administrative Class

Administrative Class shares are offered at net asset value per share without the imposition of any sales charge. Administrative Class shares are also subject to a fee under its Administration Plan, assessed at the annual rate of up to 0.15% of the average daily net assets of Administrative Class shares. An initial 0.10% of the average daily net assets of the Administrative Class will be assessed for providing the following services: (a) acting, or arranging for another party to act, as recordholder and nominee of all Administrative Class shares beneficially owned by customers; (b) providing sub-accounting with respect to Administrative Class shares of a Portfolio beneficially owned by customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Administrative Class shares owned by each customer; (c) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Administrative Class shares; (d) receiving and transmitting funds representing the purchase price or redemption proceeds of Administrative Class shares; (e) providing periodic statements to each customer showing account balances and transactions during the relevant period; (f) processing dividend payments; and (g) forwarding shareholder communications such as proxies and shareholder reports. An additional 0.05% of the average daily net assets of the Administrative Class shares will be assessed for providing some or all of the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to customer inquiries relating to the Administrative Shares or the services; and (j) providing sweep services which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the customer’s demand deposit accounts; (iii) providing periodic statements showing a customer’s account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions.

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4.	Advisory Class

Advisory Class shares are offered at net asset value per share without the imposition of any sales charge. Advisory Class shares are also subject to a fee under its Service and Shareholder Administration Plan, assessed at the annual rate of up to 0.25% of the average daily net assets of Advisory Class shares. An initial 0.10% of the average daily net assets of the Advisory Class shares will be assessed for providing the following services: (a) acting, or arranging for another party to act, as recordholder and nominee of all Advisory Class shares beneficially owned by customers; (b) providing sub-accounting with respect to Advisory Class shares of a Portfolio beneficially owned by customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Advisory Class shares owned by each customer; (c) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Advisory Class shares; (d) receiving and transmitting funds representing the purchase price or redemption proceeds of Advisory Class shares; (e) providing periodic statements to each customer showing account balances and transactions during the relevant period; (f) processing dividend payments; and (g) forwarding shareholder communications such as proxies and shareholder reports. An additional 0.05% of the average daily net assets of the Advisory Class shares will be assessed for providing some or all of the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to customer inquiries relating to the Advisory Class shares or the services; and (j) providing sweep services which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the customer’s demand deposit accounts; (iii) providing periodic statements showing a customer’s account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. An additional 0.10% of the average daily net assets of the Advisory Class shares will be assessed for providing some or all of the following shareholder services: (k) providing facilities to answer inquiries and requests for literature, and respond to correspondence with customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (1) acting as liaison between customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (m) assisting customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service organization; and (n) displaying and making prospectuses available to existing shareholders on the service organization’s premises.

5.	Participant Class

Participant Class shares are offered at net asset value per share without the imposition of any sales charge. Participant Class shares are also subject to a fee under its Distribution and Shareholder Service Plan, assessed at the annual rate of up to 0.40% of the average daily net assets of Participant Class shares, 0.15% of which is characterized as a “distribution fee” and paid pursuant to Rule 12b-l under the 1940 Act. An initial 0.10% of the average daily net assets

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of the Participant Class shares will be assessed for providing the following services: (a) acting, or arranging for another party to act, as recordholder and nominee of all Participant Class shares beneficially owned by customers; (b) providing sub-accounting with respect to Participant Class shares of a Portfolio beneficially owned by customers or the information necessary for sub-accounting, including establishing and maintaining individual accounts and records with respect to Participant Class shares owned by each customer; (c) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange Participant Class shares; (d) receiving and transmitting funds representing the purchase price or redemption proceeds of Participant Class shares; (e) providing periodic statements to each customer showing account balances and transactions during the relevant period; (f) processing dividend payments; and (g) forwarding shareholder communications such as proxies and shareholder reports. An additional 0.05% of the average daily net assets of the Participant Class shares will be assessed for providing some or all of the following shareholder administration services: (h) receiving, tabulating and transmitting proxies; (i) responding to customer inquiries relating to the Participant Class shares or the services; and (j) providing sweep services by a service organization to its customers pursuant to a service agreement which may include: (i) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (ii) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Portfolio based on established target levels for the customer’s demand deposit accounts; (iii) providing periodic statements showing a customer’s account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the service organization; and (iv) furnishing (either separately or on an integrated basis with other reports sent to a customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. An additional 0.10% of the average daily net assets of the Participant Class shares will be assessed for providing some or all of the following shareholder services: (k) providing facilities to answer inquiries and requests for literature, and respond to correspondence with customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (l) acting as liaison between customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (m) assisting customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service organization; and (n) displaying and making prospectuses available to existing shareholders on the service organization’s premises. An additional 0.15% of the average daily net assets of the Participant Class shares will be assessed for providing the following distribution related services by a service organization to its customers pursuant to its Distribution Plan adopted under Rule 12b-l of the 1940 Act: (o) providing reasonable distribution assistance in connection with the distribution of Participant Class shares to customers requested from time to time by Morgan Stanley Distribution, Inc., which assistance may include distributing sales literature and advertising materials provided by Morgan Stanley Distribution, Inc. to customers.

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6.	Cash Management Class

Cash Management Class shares are offered at net asset value per share without the imposition of any sales charge. Cash Management Class shares are also subject to a fee under its Distribution Plan, assessed at the annual rate of up to 0.05% of the average daily net assets of Cash Management Class shares, all of which is characterized as a “distribution fee” and paid pursuant to Rule 12b-l under the 1940 Act.

7.	Institutional Class

Institutional Class shares are offered at net asset value per share without the imposition of any sales charge.

8.	Additional Class of Shares

The Board of Trustees of the Trust, on behalf of the Portfolios, have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

II.	Expense Allocations

Expenses incurred by a Portfolio are allocated among the various Classes of shares pro rata based on the net assets of the Portfolio attributable to each Class, except that: (i) the fees relating to the Service Class under its Administration Plan are allocated directly to the Service Class; (ii) the fees relating to the Investor Class under its Administration Plan are allocated directly to the Investor Class; (iii) the fees relating to the Administrative Class under its Administration Plan are allocated directly to the Administrative Class; (iv) the fees relating to the Advisory Class under its Service and Shareholder Administration Plan are allocated directly to the Advisory Class; (v) the fees relating to the Participant Class under its Distribution and Shareholder Service Plan are allocated directly to the Participant Class, and (vi) the fees relating to the Cash Management Class under its Distribution Plan are allocated directly to the Cash Management Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class, and the direct allocation to that Class is approved by the Portfolio’s Board of Trustees.

III.	Exchange Privileges

Shares of each Class may be exchanged for shares of the same Class of the other Portfolios that offer that Class. The exchange privilege of each Portfolio may be terminated or revised at any time by the Portfolio upon such notice as may be required by applicable regulatory agencies as described in each Portfolio’s prospectus.

IV.	Minimum Balance Requirement and Conversion

The minimum initial investment amounts for each Class shall be $10,000,000. If the value of an investors account falls below the minimum initial investment amount for 60 consecutive days, the account may be subject to an involuntary redemption. The Investment Adviser to the Portfolio may waive the minimum initial investment and involuntary redemption

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features for certain investors, including individuals purchasing shares though a financial intermediary.

V.	Voting

Each Class shall have exclusive voting rights on any matter that relates solely to its Administration Plan, Service and Shareholder Administration Plan, Distribution and Shareholder Service Plan or Distribution Plan as applicable. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

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